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                                                               EXHIBIT 10.3

                                  AGREEMENT
                                     AND
               PLAN OF CORPORATE REORGANIZATION AND SEPARATION

          This Agreement and Plan of Corporate Reorganization and Separation is made this 18th day of December, 1998, by and among DESIGN ANALYSIS ASSOCIATES, INC., a California corporation (hereinafter referred to as the "Corporation"), TERAGLOBAL COMMUNICATIONS CORP., a Wyoming Corporation (hereinafter referred to as "TeraGlobal"), William I. Fletcher, an individual, and William I. Fletcher and Kathy Fletcher, as Trustees of the William I. Fletcher Family Trust dated October 12, 1983, (collectively William I. Fletcher and the Trustees are hereinafter referred to as the "Shareholder").

                                   RECITALS

          A. On or about September 30, 1998, Shareholder was the sole shareholder of Design Analysis Associates, Inc. a Utah Corporation (the "Utah Corporation"). For more than five years prior to September 30, 1998, the Utah Corporation engaged in two lines of business: (1) design, engineering and manufacturing of high technology computer electronics (the "High Tech Business") and (2) design, engineering and manufacturing of water monitoring products (the "Water Monitoring Business").

          B. TeraGlobal is the sole shareholder of TGC Acquisition, Inc. a California corporation ("TGC"). On or about September 30, 1998, TeraGlobal, TGC and the Utah Corporation, signed an Agreement of Merger whereby the Utah Corporation was merged with TGC in a transaction that qualified as a tax-free reorganization under Section 368(c)(2)(D) of the Internal Revenue Code of 1986, as amended ("Code"). None of the parties to the reorganization reorganized gain or loss, in whole or in part. TGC was the surviving corporation and on or about October 30, 1998, TGC changed its name to Design Analysis Associates, Inc. (the "Corporation").

          C. Since October 30, 1998 it has become apparent that a separation of the Water Monitoring Business from the High Tech Business would enhance the operation of each business. Separation would allow the Shareholder to devote its undivided attention to the Water Monitoring Business and would allow TeraGlobal to devote its undivided attention the to High Tech Business.

          D. The parties desire to separate the Water Monitoring Business and the High Tech Business through a tax free spin-off in accordance with Code Sections 368(a)(1)(D), 355 and 361.

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                                   AGREEMENT

          NOW, THEREFORE, in consideration of the mutual covenants herein contained, it is agreed as follows:

          1.   PLAN OF REORGANIZATION.   The parties hereby adopt the
following plan of reorganization:

          1. On or before December 18, 1998, the Corporation shall change its name back to "TGC Acquisition, Inc." by filing a Certificate of Amendment of Articles of Incorporation substantially in the form of the Certificate attached hereto as Exhibit A.

          2. On or before December 18, 1998, the Corporation shall change its name in Utah to "TGC Acquisition, Inc." by filing an Application to Amend the Certificate of Authority or Registration substantially in the form of the Application attached hereto as Exhibit B.

          3. On or before December 18, 1998, the Corporation shall cause the formation of a new wholly owned Utah subsidiary corporation named "Design Analysis Associates, Inc." ("DAA") by filing Articles of Incorporation substantially in the form of the Articles attached hereto as Exhibit C.

          4. On or before December 18, 1998, the Corporation shall transfer to DAA all of the assets associated with the Water Monitoring Business identified in the transfer document Attached hereto as Exhibit D.

          5. On or before December 18, 1998, the Corporation shall distribute all of the outstanding shares in DAA to Shareholder (by properly endorsing the DAA stock certificate attached hereto as Exhibit E) in exchange for EIGHT HUNDRED AND FIFTY THOUSAND (850,000) Shares of TeraGlobal. This will leave the Shareholder with TWO HUNDRED AND FIFTY THOUSAND (250,000) shares in TeraGlobal. On or before December 18, 1998, TeraGlobal shall give binding instructions to its transfer agent to cancel Shareholder's stock certificate in TeraGlobal stock for ONE MILLION ONE HUNDRED

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               THOUSAND (1,100,000) shares and issue a new certificate to
               Shareholder for the TWO HUNDRED AND FIFTY THOUSAND (250,000) shares in TeraGlobal common stock. The Corporation shall ensure that the new certificate is delivered to Shareholder on or before Monday, January 4, 1999.

          6. On or before December 18, 1998, Bill Fletcher shall resign as an officer of the Corporation by signing the resignation attached hereto as Exhibit F.

          2. TERMINATION OF NON-COMPETITION AGREEMENT DATED SEPTEMBER 30, 1998. The parties agree that the Non-competition Agreement dated September 30, 1998, a copy of which is attached. hereto as Exhibit G is hereby terminated.

          3. HOLDOVER PERIOD. The four engineers identified in Exhibit D who will continue to work for the Corporation in the High Tech Business shall be allowed to continue to conduct business operations at the DAA offices in Logan until January 4, 1999. The Corporation shall reimburse DAA for any reasonable overhead expenses DAA incurs as a result of allowing the four engineers to stay at its facility until January 4, 1999. In addition, the Corporation and TeraGlobal shall be allowed to keep their property identified in Exhibit D at the DAA offices in Logan, Utah until Monday, January 4, 1999.
 If the Corporation and TeraGlobal have not removed their property by January 4, 1999, DAA in its sole discretion may cause the property to be moved at TeraGlobal's expense to the Corporation's facility in California or one of the homes of the four engineers in Utah.

          4. RELEASE OF THE CORPORATION AND TERAGLOBAL. The Corporation and TeraGlobal for themselves, their subsidiaries, affiliates, directors, officers, employees, agents, successors, assigns, and anyone claiming by, through or under them, do hereby release, acquit and forever discharge William I. Fletcher, Kathy Fletcher, the William I. Fletcher Family Trust and any of their affiliates, directors, officers, employees, agents, successors, or assigns (collectively "Fletchers") of and from any and all claims, demands, actions, causes of action, suits, debts, sums of money, accounts, reckonings, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, claims and all and any of every nature of actions or causes of action and demands, in law or equity, which the Corporation and TeraGlobal had, now have or may subsequently accrue against Fletchers which relate directly or indirectly to

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any relationship the Corporation, TeraGlobal and Fletchers have had arising prior to the date hereof. The Corporation and TeraGlobal acknowledge that they have been fully advised by their attorney of the contents of section 1542 of the Civil Code of the State of California, and that section and the benefits thereof are hereby expressly waived. Section 1542 reads as follows:
"SECTION 1542. (GENERAL RELEASE - CLAIMS EXTINGUISHED.) A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR." THE CORPORATION AND TERAGLOBAL AGREE TO INDEMNIFY SHAREHOLDER AGAINST ANY ACTION OR CLAIM THAT MAY BE ASSERTED AGAINST SHAREHOLDER BY A SHAREHOLDER, VENDOR OR INVESTOR OF THE CORPORATION OR TERAGLOBAL CHALLENGING THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN.

          5. RELEASE OF SHAREHOLDER. William I. Fletcher, Kathy Fletcher, the William I. Fletcher Family Trust and any of their affiliates, directors, officers, employees, agents, successors, assigns, and any one claiming by, through or under them, (collectively "Fletchers") do hereby release, acquit and forever discharge Corporation and TeraGlobal for themselves, their subsidiaries, affiliates, directors, officers, employees, agents, successors, assigns of and from any and all claims, demands, actions, causes of action, suits, debts, sums of money, accounts, reckonings, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, claims and all and any of every nature of actions or causes of action and demands, in law or equity, which the Fletchers had, now have or may subsequently accrue against the Corporation and TeraGlobal which relate directly or indirectly to any relationship the Corporation, TeraGlobal and Fletchers have had arising prior to the date hereof. Fletchers acknowledge that they have been fully advised by their attorney of the contents of section 1542 of the Civil Code of the State of California, and that section and the benefits thereof are hereby expressly waived. Section 1542 reads as follows: "SECTION 1542. (GENERAL RELEASE - CLAIMS EXTINGUISHED.) A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

          6. REPRESENTATIONS OF THE CORPORATION AND TERAGLOBAL. The Corporation and TeraGlobal have the legal power to enter into and perform this Agreement and have taken all necessary legal action to authorize and approve the execution, delivery, and performance of this Agreement and all transactions contemplated hereby. The execution and delivery of this

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Agreement, and the performance and satisfaction of the covenants, terms, conditions, agreement, and warranties contained herein, do not and will not violate or conflict with any agreement, instrument, license, permit, authorization, court order, or decree to which the Corporation or TeraGlobal is a party. The Corporation and TeraGlobal further represent that they have taken no action to encumber any of the property transferred to DAA in Exhibit D.

          7. REPRESENTATIONS OF SHAREHOLDER. Shareholder has the legal power to enter into and perform this Agreement and has taken all necessary legal action to authorize and approve the execution, delivery, and performance of this Agreement and all transactions contemplated hereby. The execution and delivery of this Agreement, and the performance and satisfaction of the covenants, terms, conditions, agreement, and warranties contained herein, do not and will not violate or conflict with any agreement, instrument, license, permit, authorization, court order, or decree to which the Shareholder is a party. The 850,000 shares of TeraGlobal stock being redeemed are free and clear of all liens and encumbrances.

          8. AMENDMENT. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          9. NONDISCLOSURE. The parties agree to maintain the confidentiality of this transaction and not to disclose its terms except in response to court order or to the parties' accountants, lawyers and other singular third parties on a strict need-to-know basis.

          10. CONFIDENTIAL. The Corporation and TeraGlobal, on the one hand, have had access to Confidential Information relating to the Water Monitoring Business. The Shareholder and DAA, on the other hand, have had access to Confidential Information relating to the High Tech Business. Each party desires to maintain ownership of the Confidential Information relating to their business and accordingly agrees to maintain the confidentiality of, and not to make use of or disclose to any third party Confidential Information belonging to the other. Each party agrees that it will not copy, photograph, photocopy, alter, modify, disassemble, reverse engineer, decompile, or in any manner reproduce any materials containing or constituting Confidential Information without the express prior written consent of the other, and will return all such materials, together with any copies thereof, promptly upon the request of the other party. Each party shall promptly notify the other of any items of Confidential Information prematurely disclosed. Disclosure of Confidential Information is not

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precluded if such disclosure is in response to a valid order of a court or other governmental body of the United States or any political subdivision thereof; provided that the receiving party will first give notice to the disclosing party and make a reasonable effort to obtain a protective order requiring that the Confidential Information be disclosed only for limited purposes for which the other was issued.

          For purposes of this Agreement, "Confidential Information" means all information and material which is proprietary to the Corporation, TeraGlobal, the Shareholder or DAA, whether or not marked as "confidential" or "proprietary" and which relates to such entity's past, present or future research, development or business activities. Confidential Information includes, without limitation, all of the following: designs, drawings, specifications, techniques, models, data, documentation, diagrams, flow charts, research, development, processes, procedures, "know-how," new product or new technology information, product prototypes, product copies, manufacturing, development or marketing techniques and materials, development or marketing timetables, strategies and development plans, including trade names, trademarks, customers, supplier or personal names and other information related to customers, suppliers or personnel, pricing policies and financial information, and other information of a similar nature, whether or not reduced to writing or other tangible form, and any other trade secrets or non-public business information. Confidential Information does not include any information which (a) was in the lawful and unrestricted possession of either party prior to its disclosure by the other, (b) is or becomes generally available to the public, or (c) has been received lawfully and in good faith from a third party who did not derive it from a party.

          11. EXPENSES. The parties shall bear their own legal, accounting, and other related expenses in connection with this Agreement, provided that if any party is required to take any action to enforce its rights under this Agreement as a result of a breach of another party, whether or not a suit or other legal action is initiated, the breaching party shall reimburse and pay the non-breaching party promptly upon demand all fees and costs incurred by the non-breaching party in connection with such action, including, without limitation, reasonable attorneys' fees and court costs.

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          12.  FURTHER ASSURANCES.  After December 18, 1998, the parties, at their own expense, shall do, execute, acknowledge, and deliver all further acts, deeds, conveyances, transfers, documents, and assurances necessary or proper to fully effectuate the transactions contemplated in this Agreement. Shareholder has delivered or otherwise made available all Corporation financial records in it possession and agrees to provide reasonable access to all such records to the Corporation and its agents for the purpose of permitting them to prepare accurate financial statements and tax returns, and to respond to all reasonable requests of the Corporation after December 18, 1998 to provide assistance to the Corporation to explain any such records.

          13. SOLE AGREEMENT. This Agreement is intended as the sole interpretation of all prior agreements, understandings, and discussions between the parties and constitutes the entire agreement between the parties and replaces all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

          14. GOVERNING LAW AND VENUE. This Agreement and the transactions described herein shall be construed in accordance with, and governed by, the laws of the State of Utah. Any legal proceeding arising out of this Agreement shall be brought only in a state or federal court in the State of Utah, and all parties hereto agree that venue shall be therein and agree to submit themselves to the personal jurisdiction of such court.

          15. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall be ineffective in such jurisdiction only to the extent of such prohibition or unenforceability without affecting the remaining provisions of this Agreement.

          16. EXHIBITS. The Exhibits to this Agreement are an integral part of this Agreement and shall be deemed to be incorporated into this Agreement.

          17. TAX REPORTING. The parties agree that they will report the transaction included herein as a tax-free reorganization under Code Section 368(c)(1)(D) and will cooperate with each other in the event any federal or state taxing authority refuses to exempt this reorganization. The Corporation and TeraGlobal agree that they are responsible for all tax reporting and tax liabilities associated with the Corporation, TeraGlobal and the Utah Corporation prior to this reorganization. After this reorganization, the

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Shareholder recognizes that it will be responsible for all future tax reporting and tax liabilities that may arise from the newly created DAA.

          18. COUNTERPARTS AND SIGNATURES. This Agreement may be executed in two or more counterparts which together shall constitute a single agreement. Facsimile copies of signatures shall be accepted as binding on the parties.

          IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first written above.

                              TERAGLOBAL:


                              By:    /S/ DAVID FANN
                                 ------------------------------------
                              Title:  PRESIDENT AND SECRETARY



                              CORPORATION:


                              By:   /S/ DAVID FANN
                                 ------------------------------------
                              Title:  PRESIDENT AND SECRETARY




                              SHAREHOLDER:


                              /S/ WILLIAM I. FLETCHER
                              ---------------------------------------
                              William I. Fletcher, and


                              /S/ KATHY FLETCHER
                              ---------------------------------------
                              Kathy Fletcher, as Trustee of the William I.
                              Fletcher Family Trust



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